Exhibit 99
UNANIMOUS WRITTEN CONSENT TO ACTION WITHOUT A MEETING
RESOLUTION OF THE BOARD OF DIRECTORS
OF
NEXIA HOLDINGS, INC.
(A Nevada corporation)

The undersigned, constituting all members of the Board of Directors (the “Board”) of Nexia Holdings, Inc., a Nevada corporation (the “Corporation”), hereby adopt the following resolution this 8th day of January, 2007, by written consent to be effective immediately;

WHEREAS, the Corporation currently has outstanding options granted to various employees of the Corporation, all of which have a floor price set for those option in the amount of $0.0005 per share, current market prices vary between $0.0002 and $0.0003 preventing the employees from benefiting from the grant of those options

WHEREAS, the employees of the Corporation have rendered services not in connection with the promotion of the Corporation’s stock, capital raising transactions or for any other prohibited purpose under a Form S-8 Registration Statement;

     THEREFORE BE IT RESOLVED, that the Board hereby approves, authorizes, and ratifies the modification and amendment of all currently outstanding Option Agreements with employees of the Corporation to remove the minimum price provision from those Option Agreements for shares of common stock as set forth above; and

FURTHER RESOLVED, that the undersigned officers and directors of the Corporation are hereby authorized, empowered, and directed in the name and on behalf of the Corporation, to execute and deliver all such documents, instruments, schedules, forms, and certificates, to make all such payments or perform all such acts and things, and to execute and deliver all such other documents as may be necessary from time to time in order to carry out the purpose and intent of this resolution, that all of the acts and doings of any such officers that are consistent with the purpose of this resolution, are hereby authorized, approved, ratified and confirmed in all respects. Accordingly, the above resolution is hereby unanimously adopted.

/s/ Gerald Einhorn    /s/ Richard D. Surber
Gerald Einhorn, Director                     Richard D. Surber, Director

/s/ Adrienne Bernstein
Adrienne Bernstein, Director